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                                                                   EXHIBIT 10.29
                                 PROSOURCE, INC.
                             1996 STOCK OPTION PLAN

ARTICLE 1 - PURPOSE

1.1.     General.

         The purpose of the ProSource, Inc. 1996 Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of ProSource, Inc. (the "Company") by linking the personal interests of its qualified officers and other key employees and the officers and key employees of any Affiliated Entity to those of Company stockholders and by providing such officers and key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2 - EFFECTIVE DATE

2.1.     Effective Date.

         Subject to the prior approval of the Company's stockholders, the Plan shall be effective upon consummation of the Company's initial public offering (the "Offering") of shares of Class A Common Stock (as hereinafter defined).

ARTICLE 3 - DEFINITIONS

3.1.     Definitions

         (a) "Affiliated Entity" means any corporation, partnership, limited liability company, trust, association or other entity, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Cause" means, with respect to any Optionee, the occurrence of one or more of the following: (i) such Optionee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) such Optionee engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board of Directors in good faith in its sole discretion, (iii) any material act or omission by such Optionee involving malfeasance or negligence in the performance of the Optionee's duties to the Company or any Subsidiary or (iv) failure by such Optionee to comply in any material respect with the


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         terms of his employment agreement, if any, or any written policies or directives of the Board of Directors as determined by the Board of Directors in good faith in its sole discretion, which has not been corrected by the Optionee within 30 days after written notice of such failure.

         (d) "Class A Common Stock" means the Class A Common Stock, $0.01 par value per share, of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the committee of the Board described in Article
         4.

         (g) "Company" means ProSource, Inc., a Delaware corporation.

         (h) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is expected to be permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

         (i) "Effective Date" means the date of consummation of the Offering.

         (j) "Fair Market Value" of a share of Stock means the average closing price of shares of the Class A Common Stock for the five trading days immediately preceding the applicable date on (i) the New York Stock Exchange, if the Class A Common Stock is then listed on such exchange,
         (ii) if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal national stock exchange on which the Class A Common Stock is then listed or (iii) if not listed on any national exchange, as reported by NASDAQ. If the Class A Common Stock is not then listed on any national stock exchange or reported by NASDAQ, then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

         (k) "Management Shareholders Agreement" means the Amended and Restated Management Shareholders Agreement, dated November __, 1996, as such agreement may be amended, restated, or modified from time to time, among the Company, Onex DHC LLC, and certain of the employees of the Company and its subsidiaries.

         (l) "Non-Qualified Stock Option" means an Option that is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto.




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         (m) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. All Options granted under the Plan are intended to be Non-Qualified Stock Options.

         (n) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

         (o) "Participant" means a person who has been granted an Option under the Plan.

         (p) "Plan" means the ProSource, Inc. 1996 Stock Option Plan, as amended from time to time.

         (q) "Stock" means the Class B Common Stock, $0.01 par value per share, of the Company.

         (r) "1933 Act" means the Securities Act of 1933, as amended from time to time.

         (s) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4 - ADMINISTRATION

4.1.     Committee.

         The Plan shall be administered by a Committee of the Board. The Committee shall consist solely of two or more members of the Board who are intended to be (i) "outside directors" as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors" as such term is defined in Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, in each case to the extent applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Option made by the Committee which is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time in the discretion of the Board.

4.2.     Action by the Committee.

         For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by the unanimous consent of the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliated Entity, the Company's independent certified public accountants, or any executive compensation consultant, attorney or other professional retained by




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the Company to assist in the administration of the Plan. No member of the
Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

4.3.     Authority of Committee.

         The Committee shall have the exclusive power, authority and discretion to:

         (a) Designate Participants;

         (b) Determine the number of Options to be granted and the number of shares of Stock to which an Option will relate;

         (c) Determine the terms and conditions of any Option granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

         (d) Determine whether, to what extent, and under what circumstances an Option may be granted, or the manner in which the exercise price of an Option may be paid (in cash, Stock or other property), or an Option may be canceled, forfeited, surrendered or suspended;

         (e) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

         (f) Exercise all of the powers granted to it under the Plan; construe, interpret and implement the Plan and any Options granted; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Option; and decide all other matters that must be determined in connection with the Plan or an Option;

         (g) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

         (h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4.     Decisions Binding.

         The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee's interpretation of the Plan, any Options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.




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4.5.     Authority of Board.

         Notwithstanding anything to the contrary contained herein (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall be deemed to mean the Board.

ARTICLE 5 - SHARES SUBJECT TO THE PLAN

5.1.     Number of Shares.

         Subject to adjustment as provided in Article 9, the aggregate number of shares of Stock reserved and available for Options shall be 550,000.

5.2.     Lapsed Awards.

         To the extent that an Option is canceled, terminates, expires or lapses for any reason without the payment of consideration, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.

5.3.     Stock Distributed.

         Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, or treasury Stock.

5.4.     Limitation on Number of Shares Subject to Awards.

         Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to which Options may be granted under the Plan to any one Participant during any one calendar year shall be 225,000.

ARTICLE 6 - ELIGIBILITY

6.1.     General.

         Officers or other key employees of the Company or an Affiliated Entity, selected by the Committee shall be eligible for the grant of options hereunder.




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ARTICLE 7 - STOCK OPTIONS

7.1.     Exercise Price.

         The exercise price per share of Stock under an Option shall not be less than the Fair Market Value on the date of grant.

7.2.     Time and Conditions of Exercise.

         Twenty-five percent (25%) of the Options awarded in any grant shall become exercisable on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, no Option shall become exercisable until the earlier of (i) the date on which the Fair Market Value of the Stock at any time following the date of grant (notwithstanding whether such Option is exercisable pursuant to the preceding sentence) is at least 25% greater than the exercise price of such Option and (ii) the eighth anniversary of the date of grant.

7.3.     Payment.

         The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock having a Fair Market Value equal to the exercise price of the Option, or other property, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee may provide in the Option Agreement that, at the election of the Participant, an Option may be exercised by conversion into the nearest whole number of shares of Stock determined as follows:

                  Number of shares to be issued = N (FMV - EP)
                                                  ------------
                                                       FMV

                  Where

                           N   = the number of shares of Stock issuable
                                 upon the exercise of the Option (or
                                 portion thereof) to be so exercised by
                                 conversion.

                           FMV = Fair Market Value per share on the date of
exercise.

                           EP  = the exercise price.

7.4.     Evidence of Grant.

         All Options shall be evidenced by a written Option Agreement between the Company and the Participant. The Option Agreement shall include such provisions consistent with the Plan, as may be specified by the Committee.




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7.5.     Term.

         A Stock Option may be awarded pursuant to the Plan at any time prior to the expiration of ten (10) years from the date such Plan is approved by the stockholders.

7.6.     Lapse of Option.

         (a) Unless an Option Agreement otherwise provides, an Option that has not otherwise expired or been cancelled under the terms of the Plan shall expire, if not exercised by the Participant, on the date that is ten (10) years after the Option is granted.

         (b) In connection with termination of a Participant's employment with the Company or any of its subsidiaries, on Option shall terminate at the earliest of the following circumstances:

                  (i) the date that is three (3) months after the Participant's termination of employment, for any reason other than as provided in paragraph (ii), (iii) or (iv) or below;

                  (ii) the date that is twelve (12) months after employment ceases due to Disability, but in no event later than the date his Option would have expired under paragraph (a);

                  (iii) the date the Participant's employment is terminated for Cause; and

                  (iv) the date twelve (12) months after the Participant's termination of employment as a result of death, but in no event later than the date his Option would have expired under paragraph (a), if he had not died.

         (c) In the event that any Options are exercised following termination of a Participant's employment, all shares of Stock purchased through such exercise shall be subject to Section 2.5 of the Management Shareholders Agreement (as if termination had occurred as of the date of exercise).

7.7.     Management Shareholders Agreement

         The transfer, sale or other disposition of shares of Stock acquired pursuant to the exercise of an Option granted hereunder shall be governed by the Management Shareholders Agreement.




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ARTICLE 8 - PROVISIONS APPLICABLE TO AWARDS

8.1.     Limits on Transfer.

         No Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

8.2.     Beneficiaries.

         Notwithstanding Section 8.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant, to exercise any Option and to receive any distribution with respect to any Option upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide. If no beneficiary has been designated or survives the Participant, the determination whether to exercise any exercisable Option shall be made by, and any distributions made to, the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed in a manner to be determined by the Committee.

8.3.     Stock Certificates.

         All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary of advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference any restrictions applicable to the Stock issued under the Plan.

ARTICLE 9 - CHANGES IN CAPITAL STRUCTURE

9.1.     General.

         In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price, if any, therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.




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9.2.     Adjustments on Account of Corporate Events.

         The maximum number of shares that may be issued or transferred under the Plan (or to any person in any calendar year), the number of shares covered by outstanding Options and the exercise prices of outstanding Options are subject to adjustment in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, spin off, reorganization, liquidation or similar transaction or event, to the extent determined by the Committee in its sole discretion.

ARTICLE 10 - AMENDMENT, MODIFICATION AND TERMINATION

10.1.    Amendment, Modification and Termination.

         With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, to the extent required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange on which the Stock is listed or reported, or by a regulatory body having jurisdiction, without approval of the stockholders of the Company or other conditions, no such termination, amendment, or modification may:

         (a) Increase the total number of shares of Stock that may be issued under the Plan, except as provided in Article 9;

         (b) Modify the eligibility requirements for participation in the Plan;
         or

         (c) Materially increase the benefits accruing to Participants under the Plan.

10.2.    Awards Previously Granted.

         No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Participant.

ARTICLE 11 - GENERAL PROVISIONS

11.1.    No Rights to Awards.

         No person shall have any claim to be granted any Option under the Plan, and neither the Company nor the Committee shall be obligated to treat any persons uniformly.

11.2.    No Stockholder Rights.

         No Option shall give a Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.




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11.3.    Withholding.

         The Company or any Affiliated Entity shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Option is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee may establish.

11.4.    No Right to Employment.

         Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Affiliated Entity to terminate any Participant's service with the Company or any Affiliated Entity at any time, or confer upon any Participant any right to continue in the service of the Company or any Affiliated Entity.

11.5.    Indemnification.

         To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him, provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate of Incorporation or By-Laws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.6.    Titles and Headings.

         The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.




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11.7.    Gender and Number.

         Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.8.    Fractional Shares.

         No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be paid in lieu of fractional shares or whether such fractional shares shall be eliminated.

11.9.    Governing Law.

         The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.




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